UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

IVY HIGH INCOME OPPORTUNITIES FUND

(Exact name of registrant as specified in its charter)

Delaware	811-22800	46-1918530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE.

Ivy High Income Opportunities Fund (the “Fund”) is filing herewith a press release issued on March 27, 2014, as Exhibit 99.1. The press release reports that the previously scheduled conference call to hear the Fund’s portfolio manager provide an update for the Fund and general market commentary has been rescheduled for April 3, 2014.

The information in this report is being furnished pursuant to Item 7.01, “Regulation FD Disclosure.” In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed to be “filed.” The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Certain statements made in the conference call by or on behalf of the Fund will constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Fund’s future performance, as well as management’s expectations, beliefs, intentions or plans relating to the future. Management believes that these forward-looking statements are reasonable. However, the Fund cannot guarantee that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the Fund that may cause results to differ from expectations are included in the Fund’s Annual Report, and in the Fund’s other filings with the SEC. There is no assurance that the Fund will achieve its investment objective.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated March 27, 2014 titled “Ivy High Income Opportunities Fund Reschedules Portfolio Manager Call.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVY HIGH INCOME OPPORTUNITIES FUND

Date: March 27, 2014	By:	/s/ Philip A. Shipp
Philip A. Shipp
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 27, 2014 titled “Ivy High Income Opportunities Fund Reschedules Portfolio Manager Call.”